Exhibit 99.1

COMBIMATRIX EXECUTES EQUITY FINANCING

Agreement Executed for Two Convertible Preferred Stock Financing Tranches Totaling $2.5 Million

IRVINE, California, October 1, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer, announced today that it has entered into an agreement to issue securities in a private placement transaction to certain accredited investors that will result in proceeds to the Company totaling $2.5 million, to be received in two tranches, with the first tranche expected to close within two days and the second tranche pending stockholder approval.

The financing is through the sale of convertible preferred stock with the first tranche having an initial conversion price of $0.49112 per common share, subject to adjustment therein, and 100% warrant coverage at an initial exercise price of $0.95 per share, subject to adjustment therein.  The preferred stock also accrues an annual dividend of 6%.  Upon closing the first tranche, the Company will receive gross proceeds of $1.05 million from the investors.  The Company intends to file a proxy statement to seek stockholder approval for the remaining $1.45 million within the next sixty days.

C. K. Cooper & Company acted as exclusive placement agent in the transaction.

CombiMatrix President and CEO R. Judd Jessup said, “We believe this financing will enable the Company to build on the momentum we are creating in the prenatal and pediatric markets with our expanded test menu. We are pleased to be strengthening our balance sheet and to be moving forward on our commercial initiatives.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities described herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.  CombiMatrix has agreed to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of or in connection with the preferred stock and upon exercise of the warrants.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding the financing described herein, projected results of operations and management’s future business, operational and strategic plans, momentum of our pre-natal and pediatric businesses, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  whether or not the closing of the first or second tranches of the private placement occurs; whether or not our stockholders approve the financing described herein; our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both developmental medicine and oncology; lack of growth in the developmental markets; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; the ability of microarray technology to become the standard of care; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	Matthew H. Clawson
President & CEO, CombiMatrix Corporation	Partner, Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
matt@allencaron.com